UNITED STATES

                   SECURITIES AND EXCHANGE COMMSSION

                         WASHINGTON, D.C. 20549







                                FORM 8-K

   Current Report Pursuant to SECTION 13 OR 15(d) OF THE SECURITIES

                        AND EXCHANGE ACT OF 1934




                          Date: June 15, 2001

                    Commission file number: 0-28035




                            EMC GROUP, INC.

                     FLORIDA Registrant 05-9346551

             State of incorporation (IRS Employer number)




                 ADDRESS OF PRINCIPAL EXECUTIVE OFFICE:

                           346 Tanager Court

                        Lakeland, Florida 33803

                        Telephone: 863-619-6353









Item 5. OTHER EVENTS.

On June 12, 2001, the Company received payments from subscribers of 1,455,000 of the Company's common stock subscribed to June 10, 1999 by way of promissory notes in the total amount of $29,100.

The original subscriptions were priced at $0.20 per share. However, the subscribers were not prepared to pay this amount. The Company accepted $0.02 per share on a best effort basis. The subscribers had the option to return any unpaid for shares to the Company by June 9, 2001. The final due date was extended by the company upon requests by the subscribers by three days to June 12, 2001, at which time the Company received the above noted payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC GROUP, INC.

Registrant

Date: June 15, 2001

/s/Erhard Sommer

President